EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Patriot Scientific Corporation
San Diego, California


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 8, 2004, relating to the consolidated financial statements of Patriot Scientific Corporation, which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/  Nation Smith Hermes Diamond
--------------------------------

San Diego, California
January 31, 2005